INVESTOR PRESENTATION 2021 Fourth Quarter Earnings bancofcal.com

2 FORWARD LOOKING STATEMENTS When used in this report and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California, Inc. and its affiliates (“BANC,” the “Company”, “we”, “us” or “our”), as well as the continuing effects of the COVID-19 pandemic on the Company’s business, operations, financial performance and prospects. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the effect of the COVID-19 pandemic and steps taken by governmental and other authorities to contain, mitigate, and combat the pandemic on our business, operations, financial performance and prospects; (ii) the costs and effects of litigation generally, including legal fees and other expenses, settlements and judgments; (iii) the risk that we will not be successful in the implementation of our capital utilization strategy, new lines of business, new products and services, or other strategic project initiatives; (iv) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies, and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (v) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to, the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and nonperforming assets in our loan portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our credit loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas, or changes in financial markets; (viii) continuation of, or changes in, the short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin, and funding sources; (ix) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (x) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xi) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, write-down asset values, increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiii) our ability to control operating costs and expenses; (xiv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xv) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvi) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xvii) failures or security breaches with respect to the network and computer systems on which we depend, including but not limited to, due to cybersecurity threats; (xviii) our ability to attract and retain key members of our senior management team; (xix) increased competitive pressures among financial services companies; (xx) changes in consumer spending, borrowing and saving habits; (xxi) the effects of severe weather, including as a result of climate change, natural disasters, pandemics, acts of war or terrorism, and other external events on our business; (xxii) the ability of key third-party providers to perform their obligations to us; (xxiii) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting standards; (xxiv) continuing impact of the Financial Accounting Standards Board’s credit loss accounting standard, referred to as Current Expected Credit Loss, which requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxv) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvi) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or our bank subsidiary, or repurchases of our common or preferred stock; and (xxvii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this report and from time to time in other documents that we file with or furnish to the SEC. Further, statements about the potential effects of the Pacific Mercantile Bancorp acquisition on our business, financial results and condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including (i) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Banc of California, Inc. and Pacific Mercantile Bancorp operate; (ii) the ability to promptly and effectively integrate the businesses of Banc of California, Inc. and Pacific Mercantile Bancorp; (iii) diversion of management time on integration-related issues; (iv) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; and (v) other risks that are described in Banc of California, Inc.’s public filings with the SEC.

3 (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation (2) 4Q21 capital ratios are preliminary FOURTH QUARTER 2021 RESULTS ($ in Thousands Except EPS) 4Q21 3Q21 4Q20 Net interest income $ 73,039 $ 62,976 $ 61,563 Provision for (reversal of) credit losses $ 11,262 $ (1,147) $ 991 Net income $ 5,751 $ 23,170 $ 21,703 Net income available to common stockholders $ 4,024 $ 21,443 $ 17,706 Earnings per diluted common share $ 0.07 $ 0.42 $ 0.35 Adjusted net income available to common stockholders (1) $ 13,672 $ 19,120 $ 13,876 Adjusted earnings per diluted common share (1) $ 0.23 $ 0.38 $ 0.28 Pre-tax pre-provision (PTPP) income (1) $ 19,772 $ 30,684 $ 29,588 Adjusted PTPP income (1) $ 32,637 $ 27,587 $ 24,481 Return on average assets (ROAA) 0.24% 1.13% 1.11% PTPP ROAA (1) 0.84% 1.50% 1.52% Adjusted PTPP ROAA (1) 1.39% 1.34% 1.25% Average assets $ 9,331,955 $ 8,141,613 $ 7,764,997 Net interest margin 3.28% 3.28% 3.38% Allowance for credit losses coverage ratio 1.35% 1.26% 1.43% Common equity tier 1 (2) 11.38% 10.86% 11.19% Tangible common equity per common share (1) $ 13.88 $ 13.99 $ 13.39 Noninterest-bearing deposits as % of total deposits 37.5% 32.2% 25.6%

4 ENHANCING FRANCHISE VALUE (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 4th Quarter 2021 Summary Increase in Core Earnings Power • Adjusted PTPP Income(1) up 18% from prior quarter • Adjusted PTPP ROAA(1) improved 4 bps to 1.39% from prior quarter Acquisition of Pacific Mercantile Bancorp (“PMB”) • Closed October 18, 2021; system conversion completed November 15, 2021 • All measures necessary to achieve 40%+ cost savings put in place by end of 2021 • $1.5 billion in total assets acquired, including $963 million in loans • Excess liquidity utilized to optimize NIM through repayment of borrowings and improvement of deposit mix while funding loan growth Continued Strong Loan Production • Largest quarter of total loan fundings of 2021 • New loan fundings increased 16% from 3Q21 • Well balanced production across markets, asset classes and industries Further Improvement in Deposit Franchise • Improved deposit mix: NIB represented 37% of deposits at the end of 4Q21 versus 32% at the end of 3Q21 • Time deposits declined to 6.8% of total deposits at end of 4Q21 versus 8.6% at end of 3Q21 • Reduced average cost of deposits to 0.11% for 4Q21 from 0.15% for 3Q21; spot rate of 0.07% at the end of 4Q21 Positive Trends in Asset Quality • Non-performing loans of $52.6 million at December 31, 2021 reflects addition of loans from PMB acquisition • BANC originated non-performing loans declined 32% from end of prior quarter(1) • BANC originated criticized and classified loans declined 23% from end of prior quarter

5 GROWING CORE EARNINGS POWER • Adjusted pre-tax pre-provision income increased $5 million, or 18% • Adjusted PTPP increase due mostly to higher net interest income driven by higher average loan balances from both organic and acquired growth, offset by higher operating costs related to including PMB’s operations since the acquisition date • Annualized adjusted PTPP ROAA increase of 4% • Noninterest expense adjustments include merger-related costs and indemnified professional fees, net of recoveries • Merger-related costs totaled $13.5 million for 4Q21 versus $1.0 million for 3Q21; and • Indemnified net professional fees totaled $0.6 million in 4Q21 versus $2.2 million in net recoveries in 3Q21, an increase of $2.8 million ($ in millions) (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation $19.8 $32.6 $14.1 Pre-tax, pre- provision income $(1.2) Noninterest expense adjustments $(0.0) Gain on alternative energy partnerships Noninterest income adjustments Adjusted pre-tax, pre- provision income (1) $30.7 $27.6 Noninterest expense adjustments Pre-tax, pre- provision income $(1.2) Adjusted pre-tax, pre- provision income (1) $(1.8) Noninterest income adjustments $(0.2) Gain on alternative engergy partnerships Adjusted PTPP ROAA 1.34% 4Q 2021 3Q 2021 Adjusted PTPP ROAA 1.39%

6 Adjusted Pre-tax Pre-provision (PTPP) Income (1) $16.0 $13.2 $12.2 $18.9 (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 0.65% 0.83% 0.98% 1.25% 1.06% 1.13% 1.34% 1.39% $16.0 1Q21 $12.2 1Q20 2Q20 $22.0 4Q20 $18.9 $24.5 3Q20 $20.6 2Q21 $27.6 3Q21 $32.6 4Q21 Adjusted PTPP Income Adjusted PTPP Income / Avg. Assets ESCALATING ADJUSTED PRE-TAX PRE-PROVISION INCOME TREND

7 NET INCOME AVAILABLE TO COMMON STOCKHOLDERS RECONCILIATION • Noninterest expense adjustments relate to merger-related costs, indemnified professional fees, net of recoveries • 4Q21 is reduced by a $11.3 million pre-tax charge for the expected lifetime credit losses for non-purchased credit deteriorated loans acquired in the PMB acquisition; there is no similar charge in 3Q21 ($ in millions) (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation presented utilizing an effective normalized tax rate of 25%; $4.0 $13.7 $10.6 $(0.0)$(0.9) Net Income Available to Common Stockholders Noninterest expense adjustments Gain on alternative energy partnerships Noninterest income adjustments Adjusted Net Income Available to Common Stockholders (1)(2) $21.4 $19.1 Gain on alternative engergy partnerships Net income available to common stockholders $(0.9) Noninterest expense adjustments $(1.3) $(0.1) Noninterest income adjustments Adjusted Net Income Available to Common Stockholders (1)(2) EPS $0.07 EPS $0.38 EPS $0.42 4Q 2021 3Q 2021 EPS $0.23

8 RAPIDLY IMPROVING DEPOSIT FRANCHISE (1) After fair value adjustments (2) Reflects balance as of period end • $1.1 billion deposits acquired from PMB outstanding as of 12/31/21: $610 million noninterest- bearing and $523 interest- bearing(1) • $70 million organic quarterly increase in noninterest- bearing deposits • Large percentage of noninterest-bearing and low-cost deposits • Targeted deposit strategy has transformed deposit mix and contributed to asset- sensitive profile • Deposit spot rate on December 31, 2021 was 7 bps, down from 8 bps at September 30, 2021 Cost of Deposits 0.23% 27% 35% 0.11% 0.36% 27% 28%26% 3Q21 0% 34% 32% 4Q20 12% 34% 0% 11% 0.28% 7% 0.15% 29% 36% 26% 0%10% 2Q21 32% 25% 0%9% 37% 24% 0% 4Q211Q21 Average Cost of deposits Money Market & Savings Interest-bearing checking Noninterest-bearing Brokered CDs CDs Spot Rate 0.07% Category 4Q20 1Q21 2Q21 3Q21 4Q21 $ in millions Noninterest-bearing checking $1,559.2 $1,700.3 $1,808.9 $2,107.7 $2,788.2 Interest-bearing checking 2,107.9 2,088.5 2,217.3 2,214.7 2,393.4 Demand deposits 3,667.2 3,788.9 4,026.2 4,322.4 5,181.6 Money Market & Savings 1,646.7 1,684.7 1,593.7 1,661.0 1,751.1 CDs 755.7 668.5 586.6 559.8 506.7 Brokered CDs 16.2 0.0 0.0 0.0 0.0 Total(2) $6,085.8 $6,142.0 $6,206.5 $6,543.2 $7,439.4

9 Period end balances ($ in millions) BUSINESS UNITS GENERATING SOLID DEMAND DEPOSIT(1) GROWTH 4Q20 $2,397 $754 4Q21 $437 1Q21 $848 $471 $21 $496 $824 $2,476 $18 $825 $5,182 3Q21 $2,735 $29 2Q21 $2,872 $1,081 $571 $32 $914 $3,157 $29 $3,667 $3,789 $4,026 $4,322 +41% Commercial & Real Estate BankingCommunity Banking Specialty & Business Banking Other Includes $777 million in Demand Deposits from PMB acquisition (1) Demand deposits include noninterest-bearing checking and interest-bearing checking

DIVERSIFIED LOAN PORTFOLIO MITIGATES RISK AND GENERATES ATTRACTIVE RISK-ADJUSTED YIELD

BANC OF CALIFORNIA

Includes $905 million in loans from the PMB acquisition (1)

Loan Segment	4th Quarter 2021			3rd Quarter 2021			Change		
	$(2)	%	Avg. Yield	$(2)	%	Avg. Yield	$(2)	%	Avg. Yield
$ in Millions									
C&I	$ 2,669	37%	4.21%	$ 2,297	37%	4.19%	$ 372	0%	0.02%
Multifamily	1,361	19%	4.62%	1,296	21%	4.21%	65	-2%	0.41%
CRE	1,311	18%	4.33%	907	15%	4.63%	404	3%	-0.30%
Construction	182	3%	5.42%	131	2%	5.11%	51	1%	0.31%
SBA	206	3%	4.44%	182	3%	6.05%	24	0%	-1.61%
SFR	1,420	19%	3.30%	1,394	22%	3.48%	26	-3%	-0.18%
Consumer	103	1%	6.91%	23	0%	4.26%	80	1%	2.65%
Total Loans HFI	$ 7,251	100%	4.19%	$ 6,229	100%	4.18%	$ 1,023	N/A	0.01%

The average HFI loan yield increased to 4.19% for 4Q21 compared to 4.18% for 3Q21 due to the mix of loans acquired from PMB and an increase in prepayment penalties, offset by a decrease in total PPP income.

Real Estate Secured with Low LTVs

- 63% of loan portfolio is secured by residential real estate (primary residences)
- Real Estate secured loans weighted average loan-to-values (LTVs) of 57%
- ~85% of all real estate secured loans have LTVs of less than 70%
- ~76% of the SFR portfolio have LTVs of less than 70%

PPP Loan Overview

- As of December 31, 2021, PPP loans (net of fees) comprised $123 million of the SBA portfolio
- Of the total 1,128 PPP loans funded in the 1st round, 32 loans remain outstanding and represent $16 million of the PPP loan portfolio balance
- Of the total 956 PPP loans funded in the 2nd round, 276 loans remain outstanding and represent $52 million of the PPP loan portfolio balance
- 89 loans remain outstanding from the PMB acquisition and represent $55 million of the PPP portfolio balance

(1) Acquired $963 million in loans, including fair value adjustments, as of the October 18, 2021 acquisition date, of which $905 million is outstanding at December 31, 2021
(2) Reflects balance as of period end

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11 $351 $487 $533 $503 $583 $151 $63 $87 $82 $243 $464 $- $227 $178 $80 $966 $550 $847 $763 $906 ($515) ($321) ($496) ($385) ($575) ($227) ($141) ($138) ($144) ($254) ($222) ($742) ($683) ($634) ($528) ($828) 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Total Loan Fundings of $906 Million in Q4 2021(1) Fundings Advances Warehouse Net Advances/Paydowns Payoffs Paydowns Warehouse Net Advances/Paydowns Total Loan Yield Rate on Production Rate on Production excl. PPP ($ in millions) LOAN BALANCES FUNDINGS AND PAYOFFS (1) Includes net change in warehouse lending (2) Reflects fair value of PMB acquired loans and is excluded from the chart and the total loan fundings (3) Includes deferred costs/fees, transfers, sales and other adjustments Total Loan Fundings of $906 Million in 4Q21( ) ($ in millions) Loans Beginning Balance Total Fundings PMB Acquired(2) Total Payoffs Net Di fference Other Change (3) Loans Ending Balance Total Loan Yield Rate on Production Rate on Production excl . PPP Q4 2021 6,232$ 906$ 963$ 828$ 77$ (17)$ 7,255$ 4.20% 3.74% 3.74% Q3 2021 5,988$ 763$ -$ 528$ 234$ 9$ 6,232$ 4.18% 3.83% 3.83% Q2 2021 5,766$ 847$ -$ 634$ 213$ 10$ 5,988$ 4.30% 3.86% 3.91% Q1 2021 5,900$ 550$ -$ 683$ (133)$ (1)$ 5,766$ 4.30% 3.16% 3.76% Q4 2020 5,680$ 966$ -$ 742$ 224$ (4)$ 5,900$ 4.58% 3.67% 3.67%

12 ASSET QUALITY REMAINS STRONG NPLs, Delinquencies, and Classified Loans Delinquencies ($ in millions) Non-performing Loans (NPLs) ($ in millions) Criticized and Classified Loans ($ in millions) ACL / Non-performing Loans (NPLs) ($ in millions) 1Q21 $13.5 $22.9 $8.7 0.54% 4Q20 1.06% $47.8 $21.7 $13.3 2Q21 0.58% $19.1 $26.0 0.72% 3Q21 $31.9 $61.3 $19.1 $21.7 1.00% 4Q21 $31.6 $35.0 $45.1 $72.8 SFR Delinquencies Delinquencies (ex-SFR) PMBC Acquired Delinquencies Delinquencies /Total Loans $91 3Q211Q214Q20 $126 $102 2Q21 $76 $101 $60 $241 4Q21 $166 $227 $259 $245 Classified Loans Criticized and Classified Loans PMB Acquired Criticized and Classified Loans $23.1 $13.5 0.62% $23.9 4Q20 $23.5 $21.6 $32.4 0.97% 1Q21 $21.2 $30.1 0.86% 2Q21 $16.5 $29.1 0.73% 3Q21 0.72% $7.1 4Q21 $51.3 $36.6 $55.9 $45.6 $52.6 SFR NPLs NPLs/Total Loans-HFIPMBC Acquired NPLs NPLs (ex-SFR) 230% 148% 155% 173% 187% $82.7$84.2 4Q20 1Q21 $79.7 $78.8 2Q21 3Q21 $98.2 4Q21 ACL / NPLs ACL 0.49% excluding loans acquired from PMB(1) $14.3mm Criticized and $45.3mm Classified loans acquired from PMB (1) The NPL ratio related to BANC originated loans is 0.49% when PMB’s NPLs of $21.6 million and PMB acquired loans outstanding at December 31, 2021 of $905 million are excluded

TOP 10 RELATIONSHIPS
Non-performing & delinquent loans rollforward

BANC OF CALIFORNIA

Non-performing Loans ($ in thousands)							
#	4Q21	3Q21	Delta	Loan Category	4Q Accrual Status	4Q Delinquency Status	3Q Accrual Status
1	$ 12,840	-	$ 12,840	C&I	Non-Accrual	Current	(1)
2	6,617	-	6,617	C&I	Non-Accrual	90+	Accrual
3	4,096	-	4,096	SBA	Non-Accrual	90+	(1)
4	3,958	-	3,958	SFR	Non-Accrual	90+	Accrual
5	3,803	3,837	(34)	C&I	Non-Accrual	Current	Non-Accrual
6	3,236	3,236	-	SBA	Non-Accrual	90+	Non-Accrual
7	2,977	3,017	(40)	SBA	Non-Accrual	90+	Non-Accrual
8	2,658	-	2,658	SFR	Non-Accrual	90+	Accrual
9	2,410	-	2,410	C&I	Non-Accrual	Current	(1)
10	1,924	1,924	-	SBA	Non-Accrual	90+	Non-Accrual
11+	8,040	33,608	(25,568)				
Total	$ 52,558	$ 45,622	$ 6,937				

Delinquent Loans ($ in thousands)							
#	4Q21	3Q21	Delta	Loan Category	4Q Accrual Status	4Q Delinquency Status	3Q Delinquency Status
1	$ 6,617	$ 6,617	-	C&I	Non-Accrual	90+	30-59
2	5,387	-	5,387	C&I	Accrual	30-59	(1)
3	4,096	-	4,096	SBA	Non-Accrual	90+	(1)
4	3,958	3,958	(0)	SFR	Non-Accrual	90+	30-59
5	3,393	-	3,393	SFR	Accrual	30-59	Current
6	3,236	3,236	-	C&I	Non-Accrual	90+	90+
7	3,077	-	3,077	SFR	Accrual	30-59	Current
8	2,977	3,017	(40)	SBA	Non-Accrual	90+	90+
9	2,871	-	2,871	SFR	Accrual	30-59	Current
10	2,658	-	2,658	SFR	Non-Accrual	90+	Current
11+	34,484	28,295	6,189				
Total	$ 72,753	$ 45,123	$ 27,630				

(1) Acquired in PMB acquisition on October 18, 2021

Non-performing loans

- Non-performing loans increased $6.9 million, or 15%, to $52.6 million due mostly to $21.6 million of non-performing loans acquired from PMB, including one $12.8 million C&I credit and $5.5 million of PPP loans
- Non-performing loans also included other SBA guaranteed loans of $10.6 million

Delinquencies

- Delinquencies increased $27.6 million, or 61%, due mostly to $19.1 million in PMB loans acquired and outstanding, of which $8.5 million are PPP loans
- Delinquencies also included other SBA guaranteed loans of $10.8 million and $31.9 million of well-secured SFR loans

13

ALLOWANCE FOR CREDIT LOSSES WALK

BANC OF CALIFORNIA

($ in millions)



$78.8
1.26% (1)
$13.7
$11.3
$(1.3)
$(5.5)
$1.3
$98.2
1.35% (1)
ACL (9/30/21)
PMB PCD loans
PMB non-PCD loans and unfunded commitments
Portfolio Mix
Charge-offs (net of recoveries)
Specific Reserve
ACL (12/31/21)

4Q21: The ACL reserve increased $19.4 million due to: (1) a $13.7 million initial allowance for credit losses established for purchased credit-deteriorated ("PCD") loans from the PMB Acquisition, (2) an $11.3 million initial charge for all other loans acquired from PMB, and (3) higher specific reserves of $1.3 million, offset by (4) net charge-offs of $5.5 million and (5) lower general reserves of $1.3 million from portfolio mix.

- Our ACL methodology uses a nationally recognized, third-party model that includes many assumptions based on historical and peer loss data, current loan portfolio risk profile including risk ratings, and economic forecasts including macroeconomic variables (MEVs) released by our model provider during December 2021. The December 2021 forecasts reflect a consistent view of the economy as compared to the September 2021 forecasts. While the current forecasts generally reflect an improving economy with the availability of the vaccine and other factors, there continues to be uncertainty regarding the impact of inflation (lasting or transitory), COVID-19 variants, further government stimulus, supply chain issues, and the ultimate pace of economic recovery. Accordingly, the economic assumptions used in the model and the resulting ACL level and provision consider both the positive assumptions and potential uncertainties.

ACL includes Allowance for Loan Losses (ALL) and Reserve for Unfunded Loan Commitments (RUC)

(1) Coverage percentage equals ACL to Total Loans. PPP loans improved Coverage ratio by 3 bps at 9/30/21 and 12/31/21

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15 CONTINUED FOCUS ON EXPENSE MANAGEMENT Noninterest expense adjustments relate to: (1) timing of indemnified legal costs/recoveries, (2) merger-related costs and (3) loss/gain on investments in alternative energy partnerships(2) Noninterest Expense to Average Assets ($ millions) Adjusted Noninterest Expense(1) to Average Assets ($ millions) -$5.1 $41.7$44.0 2.00% 1Q214Q20 2.41% 2Q21 $5.1 -$1.4 $42.0 2.08% -$2.9 $40.7 1.84% 3Q21 $12.9 $45.2 2.47% 4Q21 $39.0 $46.7 $40.6 $37.8 $58.1 Noninterest expense adjustments Noninterest Expense / Average Assets Adjusted Noninterest Expense $44.0 2.26% 2.15% 2Q214Q20 $41.7 2.15% $42.0 1Q21 $40.7 1.99% 3Q21 $45.2 1.92% 4Q21 Adjusted Noninterest Expense Adjusted Noninterest Expense / Average Assets

16 (1) 4Q21 capital ratios are preliminary (2) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 4Q21 3Q21 2Q21 1Q21 4Q20 Common Equity Tier 1 (1) 11.38% 10.86% 11.14% 11.50% 11.19% Tier 1 Risk-based Capital (1) 12.63% 12.35% 12.71% 13.17% 14.35% Leverage Ratio (1) 10.42% 9.80% 9.89% 9.62% 10.90% Tangible Equity / Tangible Assets (2) 10.38% 9.78% 9.89% 9.69% 10.94% Tangible Common Equity / Tangible Assets (2) 9.36% 8.63% 8.70% 8.49% 8.58% STRONG CAPITAL BASE Provides buffer to deploy for shareholders’ benefit

17 Interest Rate Risk Position (within 12 months) Loan & Deposit Mix Rate Sensitive Assets at 43% of Total Assets Loan Portfolio • $3.1 Billion matures or resets within 12 months • $1.7 Billion of loans are at or below their floors • Given a 100 bps market rate increase 76% of loans with floors are eligible to reprice Cash & Investments • $631 Million reprice in 12 months, mostly CLOs • $228 Million in Interest Bearing Cash INTEREST RATE RISK MANAGEMENT Well positioned for higher rates with a One Year Positive Gap Ratio of 38% HFI Loans: $7.3 billion Total Deposits: $7.4 billion Non interest- bearing 37% Interest- bearing, Non- Maturity 56% Time 7% Hybrid 30% Variable 39% Fixed 31% LESS Rate Sensitive Liabilities at 5% of Total Assets • $333 million CD’s mature or reprice within 12 months • $95 million in overnight borrowings One Year Positive Gap Ratio is 38% of Total Assets 12 Month Net Interest Income Sensitivity 3.2% 6.3% 9.1% 5.5% 10.9% 16.0% 7.7% 15.3% 22.7% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% UP 100 UP 200 UP 300 12 Month Net Interest Income (NII) Sensitivity Historical Beta 50% of Historical Beta Zero Beta

2022 STRATEGIC OBJECTIVES

BANC OF CALIFORNIA

Continued Balance Sheet Growth and Expanding Profitability

Fully Realize Synergies of PMBC Acquisition	• Achieve 40% cost savings during first half of 2022 • Identify additional opportunities for cost savings from larger organization • Expand relationships with new clients that have larger financing needs
Continue Generating Strong Loan Production	• Increasingly productive commercial banking team • Continue expanding presence in large vertical markets • Capitalize on position as a talent magnet in California to continue selectively adding proven commercial bankers
Capitalize on Increased Asset Sensitivity	• Well positioned to see lower deposit beta and more positive impact on NIM than in last rising interest rate cycle • Robust deposit gathering engine has increased noninterest-bearing deposits to 37% of total deposits at 4Q21 from 15% in 1Q19 • One year positive gap ratio has increased to 38% at 4Q21 from 7% at 4Q19
Accelerate Investment in Technology	• Capitalize on enhanced scale following PMB acquisition to increase technology investments while still realizing improved operating leverage • Position BANC as the financial services ecosystem hub for our clients • Elevate the client experience and offer innovative solutions either directly or through fintech partnerships
Continue Optimizing Use of Capital to Increase Earnings and Enhance Franchise Value	• Redeem Series E preferred stock during first half of 2022, subject to regulatory approval • Evaluate other strategic opportunities to further elevate the client experience and positively impact shareholder returns

18

19 APPENDIX bancofcal.com

20 79% of total loans in California LOAN PORTFOLIO CHARACTERISTICS Construction $182 3% Consumer $103 1% SBA(1) $206 3% Northern California $592 8% Central California $217 3% South $784 11% Other West $332 5% Northeast $250 3% Midwest $137 2% • 63% of loan portfolio is secured by residential real estate (primary residences) • ~85% of all real estate secured loans have LTVs of less than 70% • ~76% of the SFR portfolio have LTVs of less than 70% $ in millions$ in millions 92% of RE loans in California Loan Portfolio by Segment Loan Portfolio by Geography (1) Includes $123 million of PPP loans. Key Commentary Southern California $4,918 68% CRE $1,311 18% Single Family Res. $1,420 20% Multifamily $1,361 19% C&I $2,669 37% Loan Segment Avg. Yield C&I 4.21% Multifamily 4.62% CRE 4.33% Construction 5.42% SBA 4.44% Single Family Res. 3.30% Consumer 6.91% Total Loans HFI 4.19%

21 REAL ESTATE LOAN PORTFOLIO HAS LOW LTVS $ in millions (1) Excludes Warehouse credit facilities Real Estate Loan Balances(1) SFR Portfolio by LTV 2Q211Q21 3Q21 59% 4Q20 60%61% 61% 59% 4Q21 $3,503 $3,521 $3,636 $3,727 $4,274 RE Loans / Loans-HFI RE Loans 60% to 70% 50% to 60% <50% 70% to 80% >80% • ~85% of all real estate secured loans have LTVs of less than 70% • Weighted average LTV is 57% Real Estate(1) LTVs $ % Count <50% $ 1,232 29% 1,063 50% to 60% 1,037 24% 485 60% to 70% 1,346 31% 461 70% to 80% 613 14% 320 >80% 46 1% 25 Total $ 4,274 100% 2,354 $ in Millions SFR LTVs $ % Count <50% $ 492 35% 578 50% to 60% 308 22% 247 60% to 70% 280 20% 194 70% to 80% 336 24% 250 >80% 4 0% 4 Total $ 1,420 100% 1,273 $ in Millions • ~76% of all existing SFR have LTVs of less than 70% • Weighted average LTV is 56%

22 CALIFORNIA-CENTRIC CRE AND MULTIFAMILY PORTFOLIOS HAVE LOW WEIGHTED-AVERAGE LTV CRE & Multifamily by Collateral Type Multifamily 51% Health Facility 3% 13% Retail 13% Industrial 10% Owner Occupied 17% Mixed Use 3.1% Multi Tenant 45% Single Tenant 17% Strip Center 6% Non Owner Occupied 83% Neighborhood Shopping Center 27% Other 5% Office Other 0.7% Residential 96.2% Other 8% Hospitality 3% Collateral Type Count Balance Avg. Loan Size W.A. LTV W.A. DSCR $ in Millions MultiFamily 587 $ 1,361 $ 2.3 58.8% 1.4x Office 81 335 4.1 55.5% 2.6x Retail 70 335 4.8 54.3% 1.7x Hospitality 41 72 1.8 54.7% 5.1x Health Facility 6 74 12.3 62.8% 1.4x Industrial 106 269 2.5 59.9% 2.2x Other 141 226 1.6 57.5% 1.8x Total CRE & MF 1032 $ 2,672 $ 2.6 57.8% 1.8x

DIVERSIFIED AND LOW AVERAGE BALANCE C&I PORTFOLIO

BANC OF CALIFORNIA



Accomodations 0.2%
Food Services 1%
Professional Services 2%
Television / Motion Pictures 2%
Transportation 0.6%
All Other C&I 8%
Other Retail Trade 2%
Wholesale Trade 3%
Healthcase and Social Assistance 3%
Manufacturing 2%
Gas Stations 3%
Finance and Insurance: Other 4%
Real Estate & Rental Leasing 9%
Finance and Insurance: Warehouse 66%

NAICS Industry	Count	$	Avg. Loan Size
$ in Millions			
Finance: Warehouse	68	$ 1,602	$ 23.6
Real Estate & Rental Leasing	156	253	1.6
Finance: Other	52	108	2.1
Gas Stations	48	71	1.5
Healthcare and Social Assistance	93	86	0.9
Wholesale Trade	80	54	0.7
Manufacturing	123	92	0.7
Professional Services	137	48	0.3
Television / Motion Pictures	31	47	1.5
Other Retail Trade	70	43	0.6
Food Services	22	33	1.5
Transportation	44	17	0.4
Accommodations	5	2	0.4
All Other C&I	350	214	0.6
Total C&I	1279	$ 2,669	$ 2.1

~74% C&I Concentration toward Businesses focused on Finance (including Warehouse), and Real Estate and Rental Leasing

Limited Exposure to High Stressed Business Industries

- 1% Food Services
- <1% Transportation
- <1% in Accommodations

All Other C&I includes a diverse mix of industry sectors

- 2% Professional Services
- 1% Management of Companies
- 1% Administrative and Support
- 1% Education Services
- 1% Construction / Contracting

23

24 FORBEARANCE AND DEFERMENTS DECLINE Total loan deferrals and forbearances declined $30 million from 3Q21 • $20 million, or 82%, of deferments/forbearances at the end of 4Q21 relate to legacy Single Family Residential loans (1) Loans within the SFR portfolio are forbearances or deferments $440 $145 $113 $60 $4 $164 $138 $139 $49 $52 $50$34 12/31/20206/30/2020 $25 3/31/20219/30/2020 $87 6/30/2021 $54 9/30/2021 $5 $20 12/31/2021 $604 $283 $252 $109 -55% SFR Non-SFR ($ in millions) Deferrals by Loan Type as of 12/31/21 (1) Total Deferrals $ # Total Portfolio % of Portfolio Deferred Single Family Residential (SFR) $ 20.2 19 $ 1,420 1.4% Multifamily - 0 1,361 0.0% CRE - 0 1,311 0.0% Construction & Development - 0 182 0.0% Commercial & Industrial 3.8 1 2,669 0.1% Other Consumer 0.5 2 103 0.5% SBA - 0 206 0.0% 4Q2021 Total $ 24.6 22 $ 7,251 0.3% 3Q2021 Total $ 54.2 45 $ 6,229 0.9%

STRONG ALLOWANCE COVERAGE RATIO; ALLOCATION OF RESERVE BY LOAN TYPE

BANC OF CALIFORNIA

ACL Composition ($ in thousands)	9/30/2021 Amount	9/30/2021 % of Loans	PMB Loans[(1)] 10/18/2021 Amount	PMB Loans[(1)] 10/18/2021 % of Loans	12/31/2021 Amount	12/31/2021 % of Loans
Commercial real estate	$ 16,017	1.77%	$ 6,396	1.78%	$ 21,727	1.66%
Multifamily	18,725	1.45%	2,076	1.51%	17,893	1.31%
Construction	4,118	3.15%	409	3.13%	5,622	3.09%
Commercial and industrial	15,824	2.05%	13,670	5.07%	29,126	2.73%
Commercial and industrial - warehouse	4,431	0.29%	-	0.00%	4,431	0.28%
SBA	4,735	2.61%	829	0.82%	3,017	1.47%
Total commercial loans	63,850	1.33%	23,380	2.66%	81,816	1.43%
Single family residential mortgage	9,304	0.67%	3	0.13%	9,608	0.68%
Other consumer	370	1.59%	895	1.12%	1,160	1.13%
Total consumer loans	9,674	0.68%	898	1.09%	10,768	0.71%
Allowance for loan losses	73,524	1.18%	24,278	2.52%	92,584	1.28%
Reserve for unfunded commitments	5,233	0.08%	605	0.06%	5,605	0.08%
Allowance for credit losses	$ 78,757	1.26%	$ 24,883	2.58%	$ 98,189	1.35%

- Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments
  - 4Q21 Allowance for loan losses of $92.6 million includes initial provision for loan losses for non-purchase credit deteriorated loans acquired in the PMB acquisition of $11.3 million and $13.7 million allowance for credit losses established for purchased credit-deteriorated loans related to the acquisition
  - 4Q21 Reserve for unfunded commitments of $5.6 million includes an initial provision for unfunded commitments of $605 thousand in the PMB acquisition, and a negative provision of $233 thousand for other fourth quarter activity
- Excluding PPP loans, the ACL coverage ratio was 1.38% at the end of 4Q21 compared to 1.29% at the end of 3Q21

(1) Represents net ACL established for purchase of credit deteriorated loans and non-purchase credit deteriorated loans acquired in the PMB acquisition

25

26(1) Dollars in millions. Values that are greater than $0.0 million (or 0.0%) but less than $0.5 million (or 0.5%) are not shown. Portfolio Average Balances & Yields Securities Portfolio Detail(1) SECURITIES PORTFOLIO Portfolio Profile(1) CompositionCredit Rating AAA 44% AA 43% BBB 13% The quarter-over-quarter change in total securities is due to a $31mm reduction in the CLO position, $12mm pay-offs in the AGC positions, $56mm Private-Label RMBS acquisitions, $5mm Corporate Debt acquisition, and a $4.5mm reduction in total FV. CLOs included an unrealized loss of $2.3 million as of 4Q21, down from $2.5 million as of 3Q21. Private Label RMBS 4% CLO 39% Corporates 14% Gov’t & AGC 34% Munis 9% 4Q20 2.13% 1Q21 $1,239 2.13% 2.11% 2Q21 2.14% 3Q21 2.13% 4Q21 $1,236 $1,308 $1,347 $1,291 Average Balance ($ in millions) Yield Fair Value Fair Value QoQ Duration 3Q21 4Q21 Change 4Q21 ($ in Millions) Gov’t & Agency (MBS, CMO, & SBA) $ 464 $ 448 $ (16) 8.0 CLOs 549 519 (30) 0.1 Municipal 120 119 (1) 8.1 Corporate Securities 170 174 4 6.9 Private Label RMBS - 56 56 5.4 Total Securities $ 1,303 $ 1,316 $ 12 4.6 Security Type

27 CLO Industry Breakdown $519 million at December 31, 2021 (net of $2.3 million unrealized loss) • CLO portfolio has underlying diversified exposure with largest segment in Healthcare & Pharmaceuticals at 13% • Limited exposure to severely stressed industries • AA and AAA holdings provide principal protection – exposure to underlying credit losses would require a combination of lifetime defaults (25- 40% CDR), loss severity (40-50%), and prepayment assumptions (10-20% CPR) • Under these assumptions, the underlying securities would need to take losses of approximately 30% before we would anticipate incurring losses on principal • 4Q21 average CLO portfolio yield of 1.80% • Quarterly reset based on 3 Month Libor + 1.64% CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE CREDIT ENHANCEMENT PROVIDES SIGNIFICANT PRINCIPAL PROTECTION Healthcare & Pharmaceuticals 13% High Tech Industries 10% Services: Business 9% FIRE: Banking, Finance, Insurance & Real Estate 8% Beverage, Food & Tobacco 5% Hotel, Gaming & Leisure 4% Media: Broadcasting & Subscription 4% Telecommunications 4% Services: Consumer 4% Automotive 3% Capital Equipment 3% Chemicals, Plastics, & Rubber 3% Construction & Building 3% Containers, Packaging & Glass 3% Aerospace & Defense 3% Retail 2% Other 19%

28 ACTIVE MANAGEMENT OF DEPOSIT COSTS IS DRIVING DOWN COST OF FUNDS Cost of Funds Drivers 0.63% 4Q21 0.09% 0.47% 0.28% 0.38% 0.22% 0.17% 1Q214Q20 0.36% 0.70% 0.32% 0.09% 0.57% 0.23% 0.49% 2Q21 0.12% 0.15% 3Q21 0.11% 0.17% 0.11% 0.41% Cost of Interest-bearing deposits Cost of total deposits Overnight funding Cost of funds 2.89% 5.22%5.22% 2.77% 5.27% 2.86% 5.22% 2.91% 2.91% 5.09% Term FHLB borrowings Notes payable, net

29 DECLINING DEPOSIT COSTS PROTECT NET INTEREST MARGIN Net Interest Margin Drivers 3.19% 4.04% 3.27% 3Q21 3.78% 3.38% 0.25% 3.66% 0.25% 4Q21 3.73% 4Q20 0.89% 0.83% 3.28% 2Q211Q21 3.81% 0.25% 0.77% 0.25% 0.67% 3.28% 0.25% 0.61% Earning Asset Yield Fed Funds RateNet Interest Margin Interest-Bearing Liabilities

30 PACIFIC MERCANTILE BANCORP ACQUISITION (Dollars in thousands) 10/18/2021 Cash $ 475,561 Total Gross Loans 962,856 Allowance for Loan Losses (13,622) Goodwill 57,156 CDI 5,054 Other assets 51,833 Total Assets $ 1,538,838 Deposits $ 1,284,714 Notes payable, net 17,527 Other Liabilities 14,403 Total shareholders' equity 222,195 Total Liabilities and Shareholders' Equity $ 1,538,838 On October 18, 2021, we acquired Pacific Mercantile Bancorp pursuant to an Agreement and Plan of Merger dated as of March 22, 2021. The fair value of assets and liabilities acquired were as follows: The purchase price allocation, including estimated fair values and related tax impacts used in determining goodwill, are preliminary and subject to adjustment for a period of up to one year after the acquisition date as additional information may become available

BANC FAST FACTS

BANC OF CALIFORNIA

(Dollars in millions)	4Q21	3Q21	2Q21	1Q21	4Q20
Total assets	$ 9,394	$ 8,279	$ 8,027	$ 7,933	$ 7,877
Securities available-for-sale	1,316	1,303	1,353	1,271	1,231
Loans held-for-investment	7,251	6,229	5,985	5,764	5,898
Total deposits	7,439	6,543	6,207	6,142	6,086
Net interest income	$ 73.0	$ 63.0	$ 59.8	$ 57.9	$ 61.6
Total noninterest income	4.9	5.5	4.2	4.4	7.0
Total revenue	77.9	68.5	64.0	62.3	68.5
Noninterest expense	59.3	39.6	41.4	43.1	39.6
Gain (loss) in alternative energy partnership investments	(1.2)	(1.8)	(0.8)	3.6	(0.7)
Total noninterest expense	58.1	37.8	40.6	46.7	39.0
Pre-tax pre-provision income[(1)]	19.8	30.7	23.5	15.6	29.6
Provision for (reversal of) credit losses	11.3	(1.1)	(2.2)	(1.1)	1.0
Income tax expense	2.8	8.7	6.6	2.3	6.9
Net income	5.8	23.2	19.1	14.4	21.7
Preferred dividend and other adjustments	1.7	1.7	1.7	6.6	4.0
Net income available to common stockholders	$ 4.0	$ 21.4	$ 17.3	$ 7.8	$ 17.7
Diluted earnings per common share	$ 0.07	$ 0.42	$ 0.34	$ 0.15	$ 0.35
Tangible common equity per common share	$ 13.88	$ 13.99	$ 13.69	$ 13.24	$ 13.39
Return on average assets	0.24%	1.13%	0.98%	0.74%	1.11%
Adjusted efficiency ratio[(1)]	58.09%	59.63%	65.58%	66.91%	64.26%

Preferred Equity	Class / Series	CUSIP	Issue Date	Par Value ($000)	Dividend Rate / Coupon (%)	First Callable Date
Preferred Equity: Non-Cumulative, Perpetual	E	05990K874	2/8/2016	$ 98,702	7.000%	3/15/2021

(1) Non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

31

32 NON-GAAP FINANCIAL INFORMATION This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include tangible assets, tangible equity, tangible common equity, tangible equity to tangible assets, tangible common equity to tangible assets, tangible common equity per common share, return on average tangible common equity, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average total assets, pre-tax pre-provision (PTPP) income (loss), adjusted PTPP income (loss), PTPP income (loss) ROAA, adjusted PTPP income (loss) ROAA, efficiency ratio, adjusted efficiency ratio, adjusted total revenue, adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS) and adjusted return on average assets (ROAA) constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total equity. Tangible common equity is calculated by subtracting preferred stock from tangible equity. Return on average tangible common equity is computed by dividing net income (loss) available to common stockholders, adjusted for amortization of intangible assets, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding net interest income and adjusted noninterest income (adjusted total revenue) and subtracting adjusted noninterest expense. PTPP income ROAA is computed by dividing annualized PTPP income by average assets. Adjusted PTPP income ROAA is computed by dividing annualized adjusted PTPP income by average assets. Efficiency ratio is computed by dividing noninterest expense by total revenue. Adjusted efficiency ratio is computed by dividing adjusted noninterest expense by adjusted total revenue. Adjusted net income (loss) is calculated by adjusting net income (loss) for tax-effected noninterest income and expense adjustments and the tax impact from the exercise of stock appreciation rights. Adjusted ROAA is computed by dividing annualized adjusted net income by average assets. Adjusted net income (loss) available to common shareholders is computed by removing the impact of preferred stock redemptions from adjusted net income (loss). Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 33-37 of this presentation.

33 NON-GAAP RECONCILIATION (Dollars in thousands) 4Q21 3Q21 2Q21 1Q21 4Q20 Tangible Common Equity to Tangible Assets Ratio Total assets $ 9,393,743 $ 8,278,741 $ 8,027,413 $ 7,933,459 $ 7,877,334 Less: goodwill (94,301) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (6,411) (1,787) (2,069) (2,351) (2,633) Tangible assets(1) $ 9,293,031 $ 8,239,810 $ 7,988,200 $ 7,893,964 $ 7,837,557 Total stockholders' equity $ 1,065,290 $ 844,803 $ 829,362 $ 804,693 $ 897,207 Less: goodwill (94,301) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (6,411) (1,787) (2,069) (2,351) (2,633) Tangible equity(1) 964,578 805,872 790,149 765,198 857,430 Less: preferred stock (94,956) (94,956) (94,956) (94,956) (184,878) Tangible common equity(1) $ 869,622 $ 710,916 $ 695,193 $ 670,242 $ 672,552 Total stockholders' equity to total assets 11.34% 10.20% 10.33% 10.14% 11.39% Tangible equity to tangible assets(1) 10.38% 9.78% 9.89% 9.69% 10.94% Tangible common equity to tangible assets(1) 9.36% 8.63% 8.70% 8.49% 8.58% (1) Non-GAAP measure

34 NON-GAAP RECONCILIATION (Dollars in thousands) 4Q21 3Q21 2Q21 1Q21 4Q20 Return on tangible common equity Average total stockholders' equity $ 1,035,782 $ 847,941 $ 814,973 $ 888,174 $ 892,565 Less: Average preferred stock (94,956) (94,956) (94,956) (164,895) (184,878) Less: Average goodwill (86,911) (37,144) (37,144) (37,144) (37,144) Less: Average other intangible assets (4,994) (1,941) (2,224) (2,517) (2,826) Average tangible common equity(1) $ 848,921 $ 713,900 $ 680,649 $ 683,618 $ 667,717 Net income available to common stockholders $ 4,024 $ 21,443 $ 17,323 $ 7,825 $ 17,706 Add: Amortization of intangible assets 430 282 282 282 306 Less: Tax effect on amortization of intangible assets(2) (90) (59) (59) (59) (64) Net income available to common stockholders after the adjustments for intangible assets(1) $ 4,364 $ 21,666 $ 17,546 $ 8,048 $ 17,948 Return on average equity 2.20% 10.84% 9.38% 6.56% 9.67% Return on average tangible common equity(1) 2.04% 12.04% 10.34% 4.77% 10.69% (1) Non-GAAP measure (2) Adjustments shown net of a statutory Federal tax rate of 21%

35 NON-GAAP RECONCILIATION (Dollars in thousands) 4Q21 3Q21 2Q21 1Q21 4Q20 Adjusted Noninterest Income and Expense Total noninterest income $ 4,860 $ 5,519 $ 4,170 $ 4,381 $ 6,975 Noninterest income adjustments: Fair Value adjustment on legacy SFR loans held for sale (26) (160) (20) - (36) Total noninterest income adjustments (26) (160) (20) - (36) Adjusted noninterest income(1) $ 4,834 $ 5,359 $ 4,150 $ 4,381 $ 6,939 Total noninterest expense $ 58,127 $ 37,811 $ 40,559 $ 46,735 $ 38,950 Noninterest expense adjustments: Professional recoveries (fees) (642) 2,152 1,284 (721) 4,398 Merger-related costs (13,469) (1,000) (700) (700) - Noninterest expense adjustments before gain (loss) in alternative energy partnership investments (14,111) 1,152 584 (1,421) 4,398 Gain (loss) in alternative energy partnership investments 1,220 1,785 829 (3,630) 673 Total noninterest expense adjustments (12,891) 2,937 1,413 (5,051) 5,071 Adjusted noninterest expense(1) $ 45,236 $ 40,748 $ 41,972 $ 41,684 $ 44,021 Average assets $9,331,955 $8,141,613 $7,827,006 $7,860,952 $7,764,997 Noninterest expense / Average assets 2.47% 1.84% 2.08% 2.41% 2.00% Adjusted noninterest expense / Average assets(1) 1.92% 1.99% 2.15% 2.15% 2.26% (1) Non-GAAP measure

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands)	4Q21	3Q21	2Q21	1Q21	4Q20
Net interest income	$ 73,039	$ 62,976	$ 59,847	$ 57,916	$ 61,563
Noninterest income	4,860	5,519	4,170	4,381	6,975
Total revenue	77,899	68,495	64,017	62,297	68,538
Noninterest expense	58,127	37,811	40,559	46,735	38,950
Pre-tax pre-provision income(1)	$ 19,772	$ 30,684	$ 23,458	$ 15,562	$ 29,588
Total revenue	$ 77,899	$ 68,495	$ 64,017	$ 62,297	$ 68,538
Total noninterest income adjustments	(26)	(160)	(20)	-	(36)
Adjusted total revenue(1)	$ 77,873	$ 68,335	$ 63,997	$ 62,297	$ 68,502
Noninterest expense	$ 58,127	$ 37,811	$ 40,559	$ 46,735	$ 38,950
Total noninterest expense adjustments	(12,891)	2,937	1,413	(5,051)	5,071
Adjusted noninterest expense(1)	45,236	40,748	41,972	41,684	44,021
Adjusted pre-tax pre-provision income	$ 32,637	$ 27,587	$ 22,025	$ 20,613	$ 24,481
Average Assets	$ 9,331,955	$ 8,141,613	$ 7,827,006	$ 7,860,952	$ 7,764,997
Pre-tax pre-provision ROAA(1)	0.84%	1.50%	1.20%	0.80%	1.52%
Adjusted pre-tax pre-provision ROAA(1)	1.39%	1.34%	1.13%	1.06%	1.25%
Efficiency Ratio(1)	74.62%	55.20%	63.36%	75.02%	56.83%
Adjusted efficiency ratio(1)	58.09%	59.63%	65.58%	66.91%	64.26%

(1) Non-GAAP measure

36

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands, except per share data)	4Q21	3Q21	2Q21	1Q21	4Q20
Adjusted net income					
Net income[1]	$ 5,751	$ 23,170	$ 19,050	$ 14,375	$ 21,703
Adjustments:					
Noninterest income	(26)	(160)	(20)	-	(36)
Noninterest expense	12,891	(2,937)	(1,413)	5,051	(5,071)
Total adjustments	12,865	(3,097)	(1,433)	5,051	(5,107)
Tax impact of adjustments above[2]	(3,216)	774	358	(1,263)	1,277
Tax adjustment: tax impact from exercise of stock appreciation rights	-	-	-	(2,093)	-
Adjustments to net income	9,649	(2,323)	(1,075)	1,695	(3,830)
Adjusted net income[3]	$ 15,399	$ 20,847	$ 17,975	$ 16,070	$ 17,873
Average Assets	$ 9,331,955	$ 8,141,613	$ 7,827,006	$ 7,860,952	$ 7,764,997
ROAA	0.24%	1.13%	0.98%	0.74%	1.11%
Adjusted ROAA[3]	0.65%	1.02%	0.92%	0.83%	0.92%
Adjusted net income (loss) available to common stockholders					
Net income available to common stockholders	$ 4,024	$ 21,443	$ 17,323	$ 7,825	$ 17,706
Adjustments to net income	9,649	(2,323)	(1,075)	1,695	(3,830)
Adjustments for impact of preferred stock redemption	-	-	-	3,347	-
Adjusted net income available to common stockholders[3]	$ 13,673	$ 19,120	$ 16,248	$ 12,867	$ 13,876
Average diluted common shares	60,690,046	50,909,317	50,892,202	50,750,522	50,335,271
Diluted EPS	$ 0.07	$ 0.42	$ 0.34	$ 0.15	$ 0.35
Adjusted diluted EPS[3][4]	$ 0.23	$ 0.38	$ 0.32	$ 0.25	$ 0.28

(1) 4Q21 is reduced by a $11.3 million pre-tax charge for the expected lifetime credit losses for non-purchased credit deteriorated loans acquired in the PMB acquisition; there is no similar charge in any of the other periods presented

(2) Adjustments shown net of an effective tax rate of 25%

(3) Non-GAAP measure

(4) Represents adjusted net income available to common stockholders divided by average diluted common shares

37

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